(PDF copy attached)

EXHIBIT 23.2

Webb & Company, P.A.

Certified Public Accouiztants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated May 14, 2008 relating to the financial statements of eDoorways Corp.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.

Certifted Public Accountants

Boynton Beach, Florida

July 14, 2008